Exhibit 10.1

Execution Version

LIMITED FORBEARANCE AGREEMENT

This LIMITED FORBEARANCE AGREEMENT (this “Agreement”) is entered into as of May 14, 2020, among Tuesday Morning, Inc., a Delaware corporation (the “Borrower”), each of the Subsidiary Guarantors (as such term is defined in the Credit Agreement referenced below), Tuesday Morning Corporation, a Delaware corporation (“Parent”), TMI Holdings, Inc., a Delaware corporation (“Intermediate Holdings” and together with the Borrower, the Subsidiary Guarantors and Parent, the “Loan Parties”), JPMorgan Chase Bank, N.A., in its capacities as administrative agent for itself and the other Secured Parties (the “Administrative Agent”), as Issuing Bank and as Swingline Lender, and the Lenders party to this Agreement.

RECITALS:

A.           The Borrower, the other Loan Parties, the Administrative Agent, the Issuing Bank, the Swingline Lender and the financial institutions named therein as lenders (the “Lenders”) are parties to that certain Credit Agreement dated as of August 18, 2015 (as heretofore amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), pursuant to which the Lenders agreed to make Revolver Loans and provide certain other financial accommodations to the Borrower.

B.            The Loan Parties are indebted and obligated to the Administrative Agent and the Lenders for, without limitation, the Secured Obligations, and pursuant to the Loan Documents, the Guarantors have guaranteed all of the Secured Obligations under the Loan Documents.

C.            The Loan Parties acknowledge that (i) an Event of Default has occurred and is continuing under Section 7.01(m) of the Credit Agreement as a result of the Borrower suspending the operation of its business in the ordinary course, and such Event of Default constitutes a Specified Event of Default under the Credit Agreement (the “Specified Default”), and (ii) as a result of the occurrence and continuance of the Specified Default, (A) a Liquidity Period is in effect and (B) the Lenders are not obligated to make further Loans or issue or extend additional Letters of Credit.

D.            The Loan Parties have requested that the Administrative Agent, the Issuing Bank, the Swingline Lender, and the Lenders, upon certain terms and conditions set forth in this Agreement, forbear from exercising their rights and remedies for a limited period expiring on the Forbearance Termination Date (as defined below) arising as a result of the occurrence and continuation of the Specified Default as provided herein.

E.            The Loan Parties have asserted that the COVID-19 virus has adversely affected their business.

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F.            The Loan Parties have also requested that the Administrative Agent, the Issuing Bank, the Swingline Lender, and the Lenders, upon certain terms and conditions set forth in this Agreement, forbear from exercising their rights and remedies during the Forbearance Period (defined below) as to Events of Default occurring or continuing during the Forbearance Period that may arise as a result of the Loan Parties’ independent determination not to make payments to their vendors, landlords, creditors or other Persons, or otherwise failing to meet their obligations under agreements with such Persons, but in each and every case excluding Events of Default as to the Administrative Agent, the Issuing Bank, the Swingline Lender, and the Lenders (the “Potential Defaults”).

G.            The Administrative Agent, the Issuing Bank, the Swingline Lender, and the Lenders party hereto, constituting at a minimum the Required Lenders, are willing to grant such forbearance subject to the terms and conditions of this Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of, and in reliance upon, the representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions. In addition to the capitalized terms used and not otherwise defined herein, which shall have the same meanings as set forth in the Credit Agreement, the following terms, for the purposes of this Agreement, shall have the following meanings:

“Account Control Agreement” means a control agreement, in form and substance acceptable to the Administrative Agent, which grants the Administrative Agent “control” as defined in the UCC over any Securities Account or Commodities Account maintained by any Loan Party, in each case, among the Administrative Agent, the applicable Loan Party and the applicable financial institution at which such Securities Account or Commodities Account is maintained.

“Agent Advisor” has the meaning given to such term in Section 6.6 hereof.

“Agent Authorizations” has the meaning given to such term in Section 22 hereof.

“Agent Counsel” has the meaning given to such term in Section 6.6 hereof.

“Borrower Financial Advisor” has the meaning given to such term in Section 4.5 hereof.

“Borrower Financial Advisor Engagement Letter” has the meaning given to such term in Section 4.5 hereof.

“Cash Flow Forecast” has the meaning given to such term in Section 6.2(b) hereof.

“Commodities Account” shall have the meaning set forth in Article 9 of the UCC.

“Data Room” has the meaning given to such term in Section 6.3 hereof.

“Excess Cash” means, at any time during the Forbearance Period, the aggregate unencumbered (other than by a Lien granted under a Security Instrument) and unrestricted cash and cash equivalents of the Loan Parties that exceeds $32,000,000.

“Forbearance Effective Date” has the meaning given to such term in Section 4 hereof.

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“Forbearance Period” means the period commencing on the Forbearance Effective Date and continuing until the Forbearance Termination Date.

“Forbearance Termination Date” means 5:00 p.m. (Central time) on the earlier of (i) May 26, 2020, or (ii) the date on which a Forbearance Termination Event occurs.

“Forbearance Termination Event” means the occurrence of any of the following: (i) any representation or warranty made by the Borrower or any Loan Party in this Agreement shall be false in any material respect when made, (ii) any of the Borrower or any Loan Party shall fail to perform, observe or comply timely with each and every covenant, agreement or term contained in this Agreement, (iii) any of the Borrower or any Loan Party shall (A) commence a voluntary proceeding seeking liquidation, reorganization, compromise, arrangement, wind-up or dissolution, or other relief with respect to itself or its debts under any bankruptcy, insolvency, corporate, partnership or other similar law now or hereafter in effect or seeking the appointment of a trustee, interim receiver, receiver, liquidator, custodian, monitor or other similar official of it or a substantial part of its property, (B) consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (C) make a general assignment for the benefit of its creditors, (iv) an involuntary proceeding shall be commenced against any of the Borrower or any Loan Party seeking liquidation, reorganization, compromise, arrangement, wind-up or dissolution, or other relief with respect to it or its debts under any bankruptcy, insolvency, corporate, partnership, or other similar law now or hereafter in effect or seeking the appointment of a trustee, interim receiver, receiver, liquidator, custodian, monitor or other similar official for it or a substantial part of its property, (v) any of the Borrower or any Loan Party or any of their respective Subsidiaries asserting any claim or cause of action to repudiate or assert a defense to this Agreement, the Credit Agreement or any other Loan Document or initiating any judicial, administrative or arbitration proceeding against the Administrative Agent, the Swingline Lender, the Issuing Bank or any of the Lenders related to the foregoing or (vi) any Event of Default shall occur or shall have occurred under this Agreement or any of the Loan Documents other than (A) the Potential Defaults, or (B) the Specified Default.

“Great American” means, collectively, Great American Group, LLC and its Affiliates.

“Initial Cash Flow Forecast” has the meaning given to such term in Section 4.3 hereof.

“Lender-Related Parties” has the meaning given to such term in Section 9 hereof.

“Offering Memorandum” has the meaning given to such term in Section 6.3 hereof.

“Sale Advisor” has the meaning given to such term in Section 4.4 hereof.

“Sale Advisor Engagement Letter” has the meaning given to such term in Section 4.4 hereof.

“Securities Account” shall have the meaning set forth in Article 8 of the UCC.

“Status Calls” has the meaning given to such term in Section 6.4 hereof.

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“UCC” means the Uniform Commercial Code as in effect from time to time in any applicable state or jurisdiction.

“WF Concentration Account” has the meaning given to such term in Section 4.6 hereof.

2.            Forbearance. Each Loan Party specifically acknowledges the existence and continuation of the Liquidity Period and the Specified Default. In reliance on the representations, warranties, covenants and agreements contained in this Agreement, and subject to the satisfaction of each condition precedent set forth in Section 4 hereof but only so long as the Forbearance Termination Date shall not have occurred and except as permitted by this Agreement, the Administrative Agent, the Swingline Lender, the Issuing Bank and the Lenders hereby agree to forbear during the Forbearance Period from exercising their rights and remedies under the Loan Documents and applicable law arising as a result of the occurrence or continuance of the Specified Default and the Potential Defaults. Notwithstanding the foregoing, the forbearance granted by the Administrative Agent, the Swingline Lender, the Issuing Bank, and the Lenders shall not constitute, and shall not be deemed to constitute, (a) a waiver of the Specified Default, the Potential Defaults, or of any other Default or Event of Default under the Loan Documents or (b) a waiver of any rights or remedies arising under the Loan Documents as a result of the existence and continuance of the Liquidity Period. On and after the Forbearance Termination Date, the Administrative Agent’s, the Swingline Lender’s, the Issuing Bank’s and the Lenders’ agreement hereunder to forbear shall terminate automatically without further act or action by any such Persons, and the Administrative Agent, the Swingline Lender, the Issuing Bank and the Lenders shall be entitled to exercise any and all rights and remedies available to them under this Agreement or the other Loan Documents, at law, in equity or otherwise without any further lapse of time, expiration of applicable grace periods or requirements of notice, all of which are hereby expressly waived by each Loan Party. For the avoidance of doubt, (i) the foregoing forbearance shall not prohibit the Administrative Agent from delivering notices relating to the Borrowing Base or notices of any other Defaults, Events of Default or a Forbearance Termination Event, (ii) any Overadvance that occurs under Section 2.24 of the Credit Agreement shall not be subject to forbearance, and (iii) the foregoing forbearance shall not limit or prohibit the Administrative Agent from making Protective Advances in its discretion pursuant to Section 2.25 of the Credit Agreement.

3.            No Further Credit Extensions; Revolver Commitment Reduction; Removal of Swingline Loans.

3.1.            No Further Credit Extensions. The parties hereto agree that (a) during the Forbearance Period, the Lenders and the Issuing Bank, as applicable, shall not be obligated to (i) fund any Revolver Loans, (ii) issue or renew any Letters of Credit or (iii) otherwise make any credit extensions to or on behalf of the Loan Parties and (b) from the date hereof including from and after the Forbearance Termination Date, the Administrative Agent in its capacity as Swingline Lender shall no longer advance new Swingline Loans to the Borrower pursuant to the Credit Agreement.

3.2.            Revolver Commitment Reduction. Pursuant to Section 2.08(d) of the Credit Agreement, and subject to the satisfaction of each condition precedent set forth in Section 4 hereof, the Borrower and the Administrative Agent agree to a permanent reduction of the Revolver Commitments, on a Pro Rata basis for each Lender, from $180,000,000 to $130,000,000. Schedule 2.01 of the Credit Agreement is hereby amended and restated in its entirety in the form of Schedule 2.01 attached hereto to reflect such revised Revolver Commitments. From the date hereof including from and after the Forbearance Termination Date, the Revolver Commitments shall remain at $130,000,000 until the Revolver Commitments are otherwise increased or decreased in accordance with the Credit Agreement.

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4.            Conditions Precedent. This Agreement shall be effective beginning on the first date that each condition precedent set forth in this Section 4 is satisfied (the “Forbearance Effective Date”):

4.1.           Signed Agreement. The Administrative Agent shall have received counterparts of this Agreement duly executed by the Administrative Agent, the Swingline Lender, the Issuing Bank, the Loan Parties, and the Required Lenders.

4.2.           Expenses. The Administrative Agent and related advisors shall have received payment of all reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented legal fees of Agent Counsel and the reasonable and documented advisor fees of Agent Advisor) incurred by them for which invoices have been submitted on or prior to the Forbearance Effective Date; provided that any such documentation shall be in summary format acceptable to the Administrative Agent.

4.3.           Initial Cash Flow Forecast. The Administrative Agent shall have received the Initial Cash Flow Forecast, which must be in form and substance acceptable to the Administrative Agent (the “Initial Cash Flow Forecast”).

4.4.           Engagement of Sale Advisor. The Loan Parties shall have retained a sale advisor, which sale advisor shall be a firm with national credentials that is reasonably acceptable to the Administrative Agent; it being understood that Great American shall be deemed acceptable to the Administrative Agent (the “Sale Advisor”), pursuant to the execution and delivery of an engagement letter in form and substance reasonably acceptable to the Administrative Agent (the “Sale Advisor Engagement Letter”); provided, however, if Great American is selected as the Sale Advisor, the Loan Parties acknowledge that Great American is currently providing certain services to the Administrative Agent, and any engagement of Great American would be subject to further steps of the Administrative Agent and Great American terminating their current engagement and such other terms as the Administrative Agent determines are necessary or advisable in order for Great American to provide services to the applicable Loan Parties as the Sale Advisor.

4.5.           Engagement of Financial Advisor. The Loan Parties have retained AlixPartners, LLP as its financial advisor (the “Borrower Financial Advisor”), pursuant to the execution and delivery of an engagement letter that shall be provided to the Administrative Agent (the “Borrower Financial Advisor Engagement Letter”).

4.6.           Springing Concentration Account Control. The Loan Parties shall have caused the Borrower’s Main Concentration Account No.: [REDACTED] held at Wells Fargo Bank, National Association (such Deposit Account, the “WF Concentration Account”) to be subject to a Deposit Account Control Agreement in form and substance acceptable to the Administrative Agent.

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4.7.           Forbearance Fees. The Borrower shall have paid to the Administrative Agent and each Lender party hereto any fees required to be paid pursuant to any fee letter in form and substance reasonably acceptable to the Administrative Agent executed in connection with this Agreement.

4.8.           [Reserved].

4.9.           Other Documentation. The Administrative Agent shall have received such other documents, instruments and agreements as it may have reasonably requested on or prior to the date of this Agreement (to the extent that the Administrative Agent made such request at least one (1) Business Day prior to the Forbearance Effective Date), all in form and substance acceptable to the Administrative Agent.

Upon the satisfaction of the foregoing conditions, the Administrative Agent shall advise the other parties hereto in writing of the occurrence of the Forbearance Effective Date.

5.            Representations and Warranties. To induce the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders to enter into this Agreement, each Loan Party hereby represents and warrants as of the Forbearance Effective Date as follows:

5.1.           Organization; Powers. Each of the Loan Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications would not reasonably be expected to have a Material Adverse Effect.

5.2.           Authority; Enforceability. The execution, delivery and performance by each Loan Party of this Agreement are within such Loan Party’s corporate, limited partnership, limited liability company, or other organizational powers and have been duly authorized by all necessary corporate, limited partnership, limited liability company, or other organizational and, if required, stockholder, partner, or member action (including any action required to be taken by any class of directors, partners, members, or managers, as applicable, of such Loan Party or any other Person, whether interested or disinterested, in order to ensure the due authorization of this Agreement). This Agreement has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.3.           Approvals; No Conflicts The execution, delivery and performance by each Loan Party of this Agreement (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of the Loan Parties or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon the Borrower or any other Loan Parties or any of their property, or give rise to a right thereunder to require any payment to be made by the Borrower or such other Loan Party and (d) will not result in the creation or imposition of any Lien on any property of the Borrower or any other Loan Party (other than the Liens created by the Loan Documents).

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5.4.           No Defenses. No Loan Party has any defenses to payment, counterclaims, or rights of setoff or recoupment with respect to any obligations applicable to such Person owing to the Administrative Agent, the Swingline Lender, the Issuing Bank or any Lender as of the Forbearance Effective Date, including, without limitation, the Revolver Loans and the other Secured Obligations. Without taking into effect the terms, conditions, and agreements set forth in this Agreement, as a result of the Specified Default, the Administrative Agent has the right to, in its sole and absolute discretion or at the direction of the Required Lenders, declare the unpaid principal amount of all outstanding Revolver Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable under the Credit Agreement and under any other Loan Document to be immediately due and payable.

5.5.           No Other Defaults. Except for the Specified Default, no other Default or Event of Default has occurred and is continuing.

5.6.           Principal Balance; Letters of Credit. As of the close of business on May 5, 2020, (a) the outstanding principal amount of the Revolver Loans was $88,350,000.00, and (b) the aggregate stated amount of outstanding Letters of Credit was $8,823,449.00.

5.7.           Complete Disclosure. None of the factual information furnished by or on behalf of the Loan Parties to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or the other Loan Documents (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact (other than industry-wide risks normally associated with the types of business conducted by the Loan Parties to the extent that such risks do not have a disproportionate effect on the Loan Parties (in comparison to the effect of such risks on other similarly situated parties associated with such types of business)) necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6.            Covenants. Each Loan Party shall comply timely with the covenants set forth in this Section 6 in addition to the covenants in the Credit Agreement and any other Loan Documents.

6.1.           Excess Cash Prepayments; Scheduled Prepayments.

(a)            Mandatory Prepayments with Excess Cash. During the Forbearance Period, if the Loan Parties have Excess Cash at the end of any Business Day, then the Borrower shall, on the next Business Day, prepay the Revolver Loans in an aggregate principal amount equal to such excess.

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(b)            Principal Payments. On or prior to Thursday, May 14, 2020, the Borrower shall pay to the Administrative Agent, for its own account or for the account of the Issuing Bank, the Swingline Lender or the Lenders, a prepayment of the Revolver Loans in the principal amount equal to $5,000,000. On or prior to Thursday, May 20, 2020, the Borrower shall pay to the Administrative Agent, for its own account or for the account of the Issuing Bank, the Swingline Lender or the Lenders, a prepayment of the Revolver Loans in the principal amount equal to $5,000,000.

(c)            Payments. Prepayments pursuant to this Section 6.1 shall be accompanied by accrued interest on such principal amount to the extent required by Section 2.13(d)(ii) of the Credit Agreement and which for purposes of clarity, shall be in addition to the required payment to be made pursuant to Section 4.4 hereof.

6.2.           Additional Reporting.

(a)            Business Plan. The Loan Parties shall deliver to the Administrative Agent, by no later than 4:00 p.m. Central Time on Friday, May 15, 2020, a business plan in form and substance acceptable to the Administrative Agent.

(b)            Cash Flow Forecast Delivery and Compliance. On May 12, 2020, on May 19, 2020, on May 26, 2020 and on each Tuesday thereafter, the Loan Parties shall deliver to the Administrative Agent by no later than 12:00 Noon Central Time on each applicable date, (i) an updated weekly 13-week cash flow forecast, in substantially the form of the Initial Cash Flow Forecast and in substance acceptable to the Administrative Agent, setting forth all sources and uses of cash and beginning and ending cash balances (together with the Initial Cash Flow Forecast, the “Cash Flow Forecast”) and (ii) a variance report, reconciling the prior week’s cash flow forecast to the actual sources and uses of cash for the prior week, along with a line-by-line reconciliation and explanation of material variances. For each period set forth in the Cash Flow Forecast, the actual expenditures by the Loan Parties for such period shall not in any event exceed on an aggregate basis, twenty percent (20%) of the amount budgeted for such period in such Cash Flow Forecast. The Loan Parties shall operate strictly in accordance with the Cash Flow Forecast (subject to the variances, if any, identified above) and shall pay only those actual, ordinary and necessary operating expenses of the Loan Parties business in compliance with the Cash Flow Forecast; provided that the Loan Parties’ actual sales shall not be subject to the Cash Flow Forecast. The Loan Parties shall also provide the Administrative Agent and the advisors assisting the Administrative Agent with reasonable access to their management during normal business hours to discuss any variances.

(c)            Perfection Certificate. To the extent a form perfection certificate is provided by the Administrative Agent to the Loan Parties on or before the Forbearance Effective Date, the Loan Parties shall deliver to the Administrative Agent, by no later than 4:00 p.m. Central Time on Friday, May 15, 2020 (or such later date as may be agreed to by the Administrative Agent), a perfection certificate in form and substance acceptable to the Administrative Agent.

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(d)           Working Capital Plan. By no later than 4:00 p.m. Central Time on Friday, May 15, 2020, the Loan Parties shall have delivered to the Administrative Agent a preliminary working capital plan for the Loan Parties for the period covered by the Initial Cash Flow Forecast, setting forth a description of the cash needs and cash uses of the Loan Parties for such period in form and substance acceptable to the Administrative Agent.

(e)            Borrowing Base Certificates. The Borrower shall deliver to the Administrative Agent weekly Borrowing Base Certificates by Thursday of every week commencing May 14, 2020 prepared as of the close of business on Saturday of the previous week, which weekly Borrowing Base Certificates shall be in form and as attached hereto as Schedule 6.2(e) or if not attached then in form and substance acceptable to the Agent.

6.3.           Monetization Toggle. By no later than 4:00 p.m. Central Time on Friday, May 25, 2020, the Loan Parties shall, unless otherwise agreed by the Administrative Agent in writing, either (i) pay any and all amounts due under the Loan Documents in full in cash, or (ii) deliver to the Administrative Agent a plan for the sale of all assets securing the Secured Obligations acceptable to the Administrative Agent which plan shall include the dates by which the Loan Parties shall (A) deliver to the Administrative Agent an offering document or “teaser” for the marketing and disposition of the Loan Parties’ assets securing the Secured Obligations in form and substance reasonably acceptable to the Administrative Agent (the “Offering Memorandum”), (B) establish an operational data room reasonably acceptable to the Administrative Agent to facilitate such marketing and disposition (the “Data Room”) and (C) deliver to the Administrative Agent written information or materials created by or received by any Loan Party prior to the Forbearance Effective Date that could reasonably be expected to be material to an evaluation of the Loan Parties’ efforts to conduct a sale and (B) commence steps to effectuate such plan.

6.4.           Status Calls. On May 15, 2020 and on each Friday thereafter, cause the Sale Advisor, the Borrower Financial Advisor and each of their respective representative to be available for conference calls during normal business hours (“Status Calls”) for the purpose of providing the Administrative Agent and the advisors assisting the Administrative Agent with an update on the status and progress of any restructuring and/or sale diligence, negotiations and documentation, accompanied, in each case, by a written summary of such update which may, in the Administrative Agent’s sole discretion, be provided to the Lenders. In addition to the foregoing, the Loan Parties agree that Status Calls shall be conducted (i) promptly following a request by the Administrative Agent and (ii) at least once per week.

6.5.           Modifications of Engagement Letters. The Loan Parties shall not amend, supplement or modify, or permit the amendment, the supplementing or modification of, any provision of the Sale Advisor Engagement Letter or the Borrower Financial Advisor Engagement Letter, in each case, in any manner that is adverse in any material respect to the interest of the Administrative Agent or the Lenders without the consent of the Administrative Agent.

6.6.           Access; Cooperation. Upon reasonable prior notice and reasonable coordination with, the Administrative Agent and related representatives and consultants shall have reasonable access during normal business hours to the Loan Parties’ business premises and to the Collateral to review, audit, appraise and evaluate the Collateral and to inspect the financial records and other records of the Loan Parties concerning the operation of their businesses, their financial condition, the transfers and expenditures of funds generated therefrom, the accrual of expenses relating thereto, and any and all other records relating to the Collateral or the operations of any of the Loan Parties. Each Loan Party will fully cooperate with the Administrative Agent and related representatives and consultants (including Agent Counsel and Agent Advisor) regarding such reviews, audits, evaluations and inspections, and the Loan Parties shall make their employees, consultants and professionals reasonably available to the Administrative Agent and related representatives and consultants (including, without limitation, the Sale Advisor and the Borrower Financial Advisor) in conducting such reviews, evaluations and inspections, in each case, during normal business hours (it being understood that a representative of the Borrower is allowed to be present in any discussions with such employees, consultants and professionals). No such reviews, audits, appraisals, evaluations or inspections or visits shall unduly interfere with the business or operations of the Borrower, nor result in any damage to the Loan Parties’ property or other Collateral. The Loan Parties acknowledge that (a) Vinson & Elkins L.L.P. has been engaged as the Administrative Agent’s legal counsel (“Agent Counsel”) and (b) Berkeley Research Group, LLC ( “Agent Advisor”) has been engaged by Agent as restructuring and financial advisor. The Loan Parties agree to pay all reasonable fees and documented out of pocket fees, costs and expenses of Agent Counsel and Agent Advisor promptly (but, in any event, within two (2) Business Days) upon submission of invoices therefor (which amounts shall also constitute Secured Obligations secured by the Collateral).

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6.7.           Accounts. At all times during the Forbearance Period:

(a)            Each Loan Party shall cause each bank or other depository institution at which any Deposit Account is maintained for the collection of sales revenue, payments by any Account Debtor and other cash receipts, to transfer to the WF Concentration Account by standing wire (or alternative funds transfer method), on a daily basis, the full amount of the collected and available balance in each such Deposit Account maintained by any Loan Party at the beginning of each Business Day (other than an amount up to $5,000 that can be kept in each account for overdraft protection); and

(b)           Neither the Borrower nor any Loan Party shall make any material modifications to the cash management procedures and controls in effect as of the Forbearance Effective Date without the prior written consent of the Administrative Agent. Without limiting the foregoing, neither the Borrower nor any Loan Party shall open any Deposit Account, Commodities Account or Securities Account unless prior written notice has been provided to the Administrative Agent and, if the Administrative Agent so requires, such account is subject to a Deposit Account Control Agreement or an Account Control Agreement, as applicable, in form and substance acceptable to the Administrative Agent prior to the utilization of such account.

6.8.           Further Information. In addition to any notices or information required to be given under the Loan Documents, each Loan Party will provide the Administrative Agent with (a) written notice within one (1) Business Day of the occurrence of any Forbearance Termination Event and/or any breach or violation of this Agreement by any of the Borrower or any Loan Party, (b) together with the delivery of the weekly Cash Flow Forecast, information on the status of written notices regarding any defaults under the Loan Parties’ leases and (c) such other information as may be reasonably requested by the Administrative Agent from time to time, promptly upon such request, including, without limitation (i) copies of any bank or other financial institution statements, (ii) accounts receivable and accounts payable agings and (iii) transactional documentation, including, without limitation, letters of intent or offers to purchase, lease or license of any portion, all, or substantially all of the assets or ownership interests of any of the Borrower or any Loan Party, and letters of intent or commitments for any capital investment, loan or other financing in or to the Borrower.

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6.9.           No Control. No act committed or action taken by the Administrative Agent under this Agreement or the other Loan Documents will be used, construed, or deemed to hold the Administrative Agent to be in control of any of the Borrower or any Loan Party, or the governance, management or operations of any of the Borrower or any Loan Party for any purpose, without limitation, or to be participating in the management of any of the Borrower or any Loan Party or acting as a “responsible person” or “owner or operator” or a person in “control” with respect to the governance, management or operation of any of the Borrower or any Loan Party or their respective businesses (as such terms, or any similar terms, are used in the Code, Title 11 of the United States Code entitled “Bankruptcy”, or the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, each as may be amended from time to time, or any other federal or state statute, at law, in equity, or otherwise) by virtue of the interests, rights, and remedies granted to or conferred upon the Administrative Agent under this Agreement or the other Loan Documents.

Notwithstanding anything to the contrary set forth in any Loan Document, it is acknowledged and agreed that the failure by any Loan Party to comply with any covenant set forth in this Section 6 in any respect shall be deemed an immediate Event of Default and, for the avoidance of doubt, such Loan Party shall not be entitled to any grace or cure period for such non-compliance that may be provided for in any other Loan Document.

7.            Preservation of Collateral. Each Loan Party shall maintain the Liens and security interests in the Collateral created by the Loan Documents as first priority, perfected Liens and security interests and shall defend such Liens and security interests against the claims and demands of all Persons whomsoever except for Liens permitted by Section 6.02 of the Credit Agreement. At any time and from time to time, upon the request of the Administrative Agent, and at the sole expense of the Loan Parties, each of the Loan Parties will promptly and duly give, execute, deliver, indorse, file or record any and all amendments, notices (including, without limitation, notifications to financial institutions and any other Person), contracts, agreements, assignments, certificates, stock powers or other instruments, obtain any and all governmental approvals and consents and take or cause to be taken any and all steps or acts that may be necessary or advisable or as the Administrative Agent may reasonably request to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the Liens granted by the Loan Documents or to enable the Administrative Agent to enforce its rights, remedies, powers and privileges under the Loan Documents with respect to such Liens or to otherwise obtain or preserve the full benefits of the Loan Documents and the rights, powers and privileges therein granted.

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8.            Ratification of Loan Documents and Collateral. Except as modified by this Agreement, each Loan Party hereby acknowledges, ratifies, reaffirms and agrees that each of the Loan Documents to which it is a party and the first priority (subject only to Liens permitted by Section 6.02 of the Credit Agreement), perfected Liens and security interests created thereby in favor of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral, are and will remain in full force and effect and binding on such Person, and are enforceable in accordance with their respective terms and applicable law. By its execution hereof, each Loan Party (in its individual capacity and in its capacity as member, shareholder or partner of each other Loan Party, as applicable) acknowledges, ratifies and reaffirms all of the terms and provisions of the Loan Documents and the enforceability thereof against it, which terms and provisions, except as modified herein, are incorporated by reference as of the Forbearance Effective Date as if set forth herein including, without limitation, all promises, agreements, warranties, representations, covenants, releases, and indemnifications contained therein. Without limitation of the foregoing, (i) the Borrower hereby acknowledges, ratifies and confirms the Credit Agreement and all of its debts and obligations to the Administrative Agent, the Swingline Lender, the Issuing Bank and the Lenders thereunder and (ii) each Loan Party hereby acknowledges, ratifies and confirms its guaranty of the Secured Obligations under the Credit Agreement and all of its debts and obligations to the Administrative Agent, the Issuing Bank, the Swingline Lender, and the Lenders thereunder.

9.            NO CLAIMS; RELEASE; COVENANT NOT TO SUE. EACH LOAN PARTY (IN ITS OWN RIGHT AND ON BEHALF OF ITS PREDECESSORS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS) HEREBY EXPRESSLY AND UNCONDITIONALLY ACKNOWLEDGES AND AGREES THAT, AS OF THE DATE HEREOF, IT HAS NO SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, DEFENSES, CLAIMS, CAUSES OF ACTION, ACTIONS OR DAMAGES OF ANY CHARACTER OR NATURE, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN, ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECT, OR INDIRECT, AGAINST ADMINISTRATIVE Agent, THE SWINGLINE LENDER, any lender, THE ISSUING BANK, ANY OF their RESPECTIVE AFFILIATES OR ANY OF their RESPECTIVE OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS, consultants to attorneys (INCLUDING, WITHOUT LIMITATION, AGENT COUNSEL AND AGENT ADVISOR) OR REPRESENTATIVES OR ANY OF THEIR RESPECTIVE PREDECESSORS, SUCCESSORS OR ASSIGNS (COLLECTIVELY, THE “LENDER-RELATED PARTIES”) OR ANY GROUNDS OR CAUSE FOR REDUCTION, MODIFICATION, SET ASIDE OR SUBORDINATION OF THE SECURED OBLIGATIONS OR ANY LIENS OR SECURITY INTERESTS GRANTED OR CREATED UNDER OR IN CONNECTION WITH ANY LOAN DOCUMENT IN FAVOR OF THE ADMINISTRATIVE AGENT. IN PARTIAL CONSIDERATION FOR THE AGREEMENT OF THE ADMINISTRATIVE AGENT, THE SWINGLINE LENDER, the LENDERs AND THE ISSUING BANK TO ENTER INTO THIS AGREEMENT, EACH LOAN PARTY HEREBY KNOWINGLY AND UNCONDITIONALLY WAIVES AND FULLY AND FINALLY RELEASES AND FOREVER DISCHARGES THE LENDER-RELATED PARTIES FROM, and covenants not to sue the Lender-related parties for, ANY AND ALL SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, CLAIMS, DEMANDS, CAUSES OF ACTION, ACTIONS, GROUNDS, CAUSES, DAMAGES, REMEDIES, COSTS AND EXPENSES OF EVERY NATURE AND CHARACTER, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN, ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECT OR INDIRECT, ARISING OUT OF OR FROM OR RELATED TO ANY LAW, STATUTE, RULE, REGULATION, OR ANY OF THE LOAN DOCUMENTS, WHETHER AT LAW, IN EQUITY, OR OTHERWISE, WHICH any Loan Party OWNS AND HOLDS as of the date hereof, OR HAS AT ANY TIME prior to the date hereof OWNED OR HELD, SUCH WAIVER, RELEASE AND DISCHARGE BEING MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CIRCUMSTANCES AND EFFECTS OF SUCH WAIVER, RELEASE AND DISCHARGE AND AFTER HAVING CONSULTED LEGAL COUNSEL OF ITS OWN CHOOSING WITH RESPECT THERETO. THIS SECTION IS IN ADDITION TO ANY OTHER RELEASE OF ANY OF THE LENDER-RELATED PARTIES BY ANY LOAN PARTY AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER BY ANY LOAN PARTY IN FAVOR OF ANY OF THE LENDER-RELATED PARTIES, IT BEING THE INTENT OF THE LOAN PARTIES THAT THIS RELEASE AND COVENANT NOT TO SUE BE AS BROAD AND INCLUSIVE AS PERMITTED BY APPLICABLE LAW.

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10.          No Obligation. Each Loan Party hereby acknowledges and understands that upon the expiration or earlier termination of the Forbearance Period, if the Specified Default has not been waived by written agreement in accordance with the Credit Agreement, or if there shall at any time exist any other Event of Default, then the Administrative Agent, the Swingline Lender, the Lenders and the Issuing Bank shall have the right to proceed to exercise any or all available rights and remedies, which may include, without limitation, foreclosure on the Collateral and/or institution of legal or equitable proceedings. The Administrative Agent, the Swingline Lender, the Lenders and the Issuing Bank shall have no obligation whatsoever to extend the maturity of the Secured Obligations, waive any Default or Event of Default, defer any payments, or further forbear from exercising their rights and remedies.

11.          No Implied Waivers. No failure or delay on the part of the Administrative Agent, the Swingline Lender, any Lender or the Issuing Bank in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, the Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, the Credit Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

12.          INDEMNIFICATION. THE LOAN PARTIES HEREBY EXPRESSLY ACKNOWLEDGE, AGREE AND REAFFIRM THEIR INDEMNIFICATION OBLIGATIONS TO THE INDEMNITEES SET FORTH IN THE LOAN DOCUMENTS. EACH OF THE LOAN PARTIES FURTHER ACKNOWLEDGES, AGREES AND REAFFIRMS THAT ALL SUCH INDEMNIFICATION OBLIGATIONS SET FORTH IN THE LOAN DOCUMENTS SHALL SURVIVE THE EXPIRATION OF THE FORBEARANCE PERIOD AND THE TERMINATION OF THIS AGREEMENT, THE CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE PAYMENT IN FULL OF THE OBLIGATIONS.

13.          Survival. All promises, representations, warranties, covenants, and agreements made by the Loan Parties in this Agreement or any other Loan Document will survive the execution and delivery of this Agreement and any Forbearance Termination Date in connection with the Agreement, and no investigation by the Administrative Agent, any Lender, the Swingline Lender or the Issuing Bank or any closing will affect any right of the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Bank to rely upon such promises, representations, warranties, covenants, and agreements.

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14.          Review and Construction of Documents. Each Loan Party hereby acknowledges, and represents and warrants to the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Bank that, such Loan Party has (a) had the opportunity to consult with legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel, (b) reviewed this Agreement and fully understands the effects thereof and all terms and provisions contained herein, and (c) executed this Agreement of its own free will and volition. The recitals contained in this Agreement shall be construed to be part of the operative terms and provisions of this Agreement.

15.          ENTIRE AGREEMENT; AMENDMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AS INCORPORATED HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO REGARDING THE MATTERS CONTAINED HEREIN, INCLUDING THE ADMINISTRATIVE AGENT’S, THE SWINGLINE LENDER’S, THE LENDERS’ AND THE ISSUING BANK’S FORBEARANCE WITH RESPECT TO THEIR RIGHTS AND REMEDIES ARISING AS A RESULT OF THE SPECIFIED DEFAULT, AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the Loan Parties, the Administrative Agent, the Swingline Lender, the Issuing Bank and Lenders party hereto. The Loan Documents, as modified by this Agreement, continue to evidence the agreement of the parties with respect to the subject matter thereof.

16.          Fees and Expenses. The Borrower shall pay all reasonable and documented out of pocket fees and expenses incurred by the Administrative Agent, including fees and expenses of Agent Counsel and Agent Advisor, in connection with the preparation, negotiation and execution of this Agreement, and any acts or actions taken by the Administrative Agent in the collection of amounts owed by the Loan Parties, or the evaluation, pursuit, or enforcement of its claims, liens, security interest, or any rights or remedies under the Loan Documents, this Agreement, and applicable law.

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17.          Notices. All notices, requests, demands and other communications under this Agreement will be given in accordance with the provisions of the Credit Agreement, and if to JPMorgan Chase Bank, N.A., as the Administrative Agent, a Lender, the Swingline Lender or the Issuing Bank, at the following address:

JPMorgan Chase Bank, N.A.
2200 Ross Avenue 9th Floor

Dallas, Texas 75201

Attn: Jon Eckhouse
Telecopy: 214-965-2594

E-mail: jon.eckhouse@jpmorgan.com

With a copy to:

Vinson & Elkins L.L.P.
Trammell Crow Center
2001 Ross Avenue, Suite 3900
Dallas, Texas 75201-2975
Attn: William L. Wallander
E-mail: bwallander@velaw.com

18.          Successors and Assigns. This Agreement will be binding upon, and will inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns, provided that no Loan Party may assign any rights or obligations under this Agreement without the prior written consent of the Administrative Agent, the Swingline Lender, the Issuing Bank and the Lenders in accordance with the terms of the Credit Agreement.

19.          Tolling of Statutes of Limitation. The parties hereto agree that all applicable statutes of limitations with respect to the Loan Documents shall be tolled and not begin running until the Forbearance Termination Date.

20.          Arms-Length/Good Faith. This Agreement has been negotiated at arms-length and in good faith by the parties hereto.

21.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and applicable laws of the United States of America.

22.          Interpretation. Wherever the context hereof will so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement. Except as expressly and contrarily set forth herein, any determination, agreement, decision, consent, election, discretion, approval, acceptability, acceptance, waiver, designation, authorization, satisfactoriness, or other similar circumstance or matter of or by the Administrative Agent hereunder or related hereto, without limitation (the “Agent Authorizations”), shall be interpreted and construed to mean that each Agent Authorization shall be in the Administrative Agent’s sole and absolute discretion as to the form and substance of same.

23.          Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

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24.          Counterparts. This Agreement may be executed and delivered in any number of counterparts, and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument; provided, that no party shall be bound by this Agreement until the Loan Parties, the Administrative Agent, the Swingline Lender, the Issuing Bank and the Required Lenders have executed a counterpart hereof. Execution of this Agreement via facsimile or other electronic transmission (e.g., “.pdf”) shall be effective, and signatures received via facsimile or other electronic transmission shall be binding upon the parties hereto and shall be effective as originals.

25.          Further Assurances. Each Loan Party agrees to execute, acknowledge, deliver, file and record such further certificates, instruments and documents, and to do all other acts and things, as may be reasonably requested by the Administrative Agent as necessary or advisable to carry out the intents and purposes of this Agreement.

26.          Loan Documents. This Agreement is a Loan Document for all purposes of the Credit Agreement and the other Loan Documents. To the extent of a conflict or inconsistency between this Agreement and any of the other Loan Documents, this Agreement shall control.

27.          WAIVER OF JURY TRIAL. EACH OF THE LOAN PARTIES HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH OF THE LOAN PARTIES (A) CERTIFIES THAT NO REPRESENTATIVE OR ATTORNEY OF THE ADMINISTRATIVE AGENT, THE SWINGLINE LENDER, THE ISSUING BANK OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE ADMINISTRATIVE AGENT, THE SWINGLINE LENDER, THE LENDERS AND THE ISSUING BANK HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVER AND CERTIFICATIONS CONTAINED HEREIN.

[Signatures Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BORROWER:	TUESDAY MORNING, INC.

	By:	/s/ Steven R. Becker
	Name:	Steven R. Becker
	Title:	Chief Executive Officer and President

GUARANTORS:	TUESDAY MORNING CORPORATION

	By:	/s/ Steven R. Becker
	Name:	Steven R. Becker
	Title:	Chief Executive Officer and President

TMI HOLDINGS, INC.

By:	/s/ Steven R. Becker
Name:	Steven R. Becker
Title:	Chief Executive Officer and President

FRIDAY MORNING, LLC

By:	Tuesday Morning, Inc., as Sole Member

By:	/s/ Steven R. Becker
Name:	Steven R. Becker
Title:	Chief Executive Officer and President

DAYS OF THE WEEK, INC.

By:	/s/ Steven R. Becker
Name:	Steven R. Becker
Title:	Chief Executive Officer

NIGHTS OF THE WEEK, INC.

By:	/s/ Steven R. Becker
Name:	Steven R. Becker
Title:	Chief Executive Officer

TUESDAY MORNING PARTNERS, LTD.

By:	Days of the Week, Inc., as General Partner

By:	/s/ Steven R. Becker
Name:	Steven R. Becker
Title:	Chief Executive Officer

[Signature Page to Limited Forbearance Agreement – Tuesday Morning, Inc.]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, the Swingline Lender, the Issuing Bank, and a Lender

By:	/s/ Jon Eckhouse
Name:	Jon Eckhouse
Title:	Authorized Officer

[Signature Page to Limited Forbearance Agreement – Tuesday Morning, Inc.]

WELLS FARGO BANK, NA.,
as a Lender

By:	/s/ Jai Alexander
Name:	Jai Alexander
Title:	Director

[Signature Page to Limited Forbearance Agreement – Tuesday Morning, Inc.]

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Andrew Cerussi
Name:	Andrew Cerussi
Title:	Senior Vice President

[Signature Page to Limited Forbearance Agreement – Tuesday Morning, Inc.]

Schedule 2.01

Revolver Commitments

Lender	Revolving Commitment
JPMorgan Chase Bank, N.A.	72,222,222.22
Wells Fargo Bank, National Association	28,888,888.89
Bank of America, N.A.	28,888,888.89
Total	$130,000,000

Schedule 6.2(e)

Form of Borrowing Base Certificate